Exhibit 99.2

Allogene Therapeutics Announces Pricing of Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., April 14, 2026 – Allogene Therapeutics, Inc. (Nasdaq: ALLO) today announced the pricing of an underwritten public offering of 87,500,000 shares of its common stock at a price to the public of $2.00 per share. The gross proceeds from this offering are expected to be $175 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Allogene. The offering is expected to close on or about April 16, 2026, subject to customary closing conditions. In addition, Allogene has granted the underwriters for the offering a 30-day option to purchase up to 13,125,000 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Allogene expects to use the net proceeds from this offering for general corporate purposes, which may include clinical trial expenses, research and development expenses, general and administrative expenses, and capital expenditures.

Goldman Sachs & Co. LLC, Jefferies and TD Cowen are acting as joint bookrunners for the offering. Piper Sandler and William Blair are also acting as joint bookrunners for the offering. Baird and Canaccord Genuity are acting as lead managers for the offering. TPG Capital BD, LLC is acting as co-manager for the offering.

The shares of common stock described above are being offered by Allogene pursuant to a shelf registration statement filed by Allogene with the Securities and Exchange Commission (SEC) that was declared effective on April 25, 2024. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, or by telephone at (877) 821-7388, or by emailing prospectus_department@jefferies.com; or from TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at TDManualrequest@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Allogene Therapeutics

Allogene Therapeutics, with headquarters in South San Francisco, is a clinical-stage biotechnology company pioneering the development of allogeneic chimeric antigen receptor T cell (AlloCAR T) products for cancer and autoimmune disease. Led by cell therapy veterans applying proven CAR T experience, Allogene is developing a pipeline of off-the-shelf CAR T cell product candidates with the goal of delivering readily available cell therapy on-demand, more reliably, and at greater scale to more patients.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “goal,” “intend,” “will,” “would,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding Allogene’s expectations with respect to the completion, timing and size of the public offering, and the use of proceeds from the offering. For such statements, Allogene claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Allogene’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, and those factors disclosed in Allogene’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, and other filings that Allogene may make from time to time with the SEC. These forward-looking statements represent Allogene’s judgment as of the time of this release. Allogene disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Allogene Media/Investor Contact:

Christine Cassiano

EVP, Chief Corporate Affairs & Brand Strategy Officer

Christine.Cassiano@allogene.com